UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2020

Green Hygienics Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202, Poway, CA	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 802-0299

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging grows company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events.

Company receives Certificate of FDA Registration

On August 26, 2020, Green Hygienics Holdings Inc. (the “Company”), received a certification that it was registered with the U.S. Food and Drug Administration (the “FDA) pursuant to the Federal Food Drug and Cosmetic Act, as amended by the Bioterrorism Act of 2002.The registration helps the FDA with information on the origin and distribution of food and supplement products and thereby aid in the detection and quick response to actual or potential threats to the U.S. food supply. FDA Registration information also helps US FDA to notify the food establishment that may be affected by the actual or potential threat.

This FDA Registration strengthens the Company’s core mission to provide product efficacy to thePharmaceutical industry and consumers alike, proving the Company is well positioned to instill consumer confidence by bringing safe and consistent products to market. Along with our previously announced USDA Organic Certification and FDA Facility Registration, the Company can continue to innovate through research and drive new commercial products entirely complaint to USDA and FDA regulatory requirements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Certificate of Registration

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS, INC.
(Registrant)

Date: October 13, 2020	By:	/s/ Ron Loudoun
Ron Loudoun
President and Chief Executive Officer

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